EXHIBIT NO. 99.1 TO SCHEDULE 13G

                            JOINT FILING AGREEMENT
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                               September 28, 2009
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              MORGAN STANLEY and MORGAN STANLEY CAPITAL SERVICES INC.,

              hereby agree that, unless differentiated, this

              Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY

          BY: /s/ Dennine Bullard
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          Dennine Bullard/Authorized Signatory, Morgan Stanley

          MORGAN STANLEY CAPITAL SERVICES INC.

          BY: /s/ Alan Thomas
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          Alan Thomas/Authorized Signatory, Morgan Stanley Capital Services Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).